UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AZZ INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

*Commencing on June 16, 2022, the following letter will be sent to shareholders of AZZ Inc.:*

June 16, 2022

Dear Shareholder:

AZZ Inc.'s 2022 Annual Meeting of Shareholders is fast approaching and according to our latest records, you have not voted your shares at the time of mailing this letter. The meeting is scheduled to be held on July 12, 2022.

**Again, as a reminder, your Board of Directors unanimously recommends that shareholders vote "FOR ALL" directors nominated for election to the Board and "FOR" the other three agenda items.**

Please help AZZ Inc. avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.

Thank you for your investment and for taking the time to vote your shares.

Sincerely,

**Thomas E. Ferguson**

*Director, President and Chief Executive Officer*

***TIME IS SHORT AND YOUR VOTE IMPORTANT!***

You can vote your shares by telephone, or *via* the Internet.
Please follow the easy instructions on the enclosed proxy card.

**If you have any questions or need assistance in voting your shares, please call our proxy solicitor:**

**INNISFREE M&A INCORPORATED,**
**TOLL-FREE at 1-877-750-8312.**